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SportsMap Tech Acquisition Corp.

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Investor Presentation December 2022

Disclaimer

This presentation (the "*Presentation*") is provided for information purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between SportsMap Tech Acquisition Corp. ("*SportsMap*") and Infrared Cameras Holdings, Inc. (together with its direct and indirect subsidiaries, collectively, the "*Company*" or "*ICI*"), and related transactions (the "*Proposed Business Combination*") and for no other purpose.

No representations or warranties, express or implied are given in, or in respect of, this Presentation. To the fullest extent permitted by law in no circumstances will SportsMap, ICI or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. Industry and market data used in this Presentation have been obtained from third-party industry publications and sources as well as from research reports prepared for other purposes. Neither SportsMap nor ICI has independently verified the data obtained from these sources and cannot assure you of the data's accuracy or completeness. This data is subject to change. In addition, this Presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of ICI or the Proposed Business Combination. Viewers of this Presentation should each make their own evaluation of ICI and of the relevance and adequacy of the information and should make such other investigations as they deem necessary.

Forward-Looking Statements

This Presentation contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between ICI and SportsMap, including statements regarding the benefits of the transaction, the anticipated timing of the transaction, the services offered by ICI and the markets in which it operates, and ICI's projected future results. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of SportsMap's securities, (ii) the risk that the transaction may not be completed by SportsMap's business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by SportsMap, (iii) the failure to satisfy the conditions to the consummation of the transaction, (iv) the lack of a third party valuation in determining whether or not to pursue the proposed transaction, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the agreement and plan of merger, (vi) the effect of the announcement or pendency of the transaction on ICI's business relationships, performance, and business generally, (vii) risks that the proposed transaction disrupts current plans of ICI and potential difficulties in ICI employee retention as a result of the proposed transaction, (viii) the outcome of any legal proceedings that may be instituted against ICI or against SportsMap related to the agreement and plan of merger or the proposed transaction, (ix) the ability to maintain the listing of SportsMap's securities on NASDAQ, (x) volatility in the price of SportsMap's securities due to a variety of factors, including changes in the competitive and highly regulated industries in which ICI plans to operate, variations in performance across competitors, changes in laws and regulations affecting ICI's business and changes in the combined capital structure, (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities, and (xii) the risk of downturns in the highly competitive additive manufacturing industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of SportsMap's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and proxy statement discussed below and other documents filed by SportsMap from time to time with the U.S. Securities and Exchange Commission (the "SEC"). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and ICI and SportsMap assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither ICI nor SportsMap gives any assurance that either ICI or SportsMap will achieve its expectations.

Use of Projections

This Presentation contains projected financial information with respect to ICI. Such projected financial information constitutes forward-looking information and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties. See "Forward-Looking Statements" above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved. In particular, there can be no assurance that ICI's historical returns from past acquisitions will be achieved on future acquisitions. Neither the independent auditors of SportsMap nor the independent registered public accounting firm of the Company audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation and, accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation. There are numerous factors related to the markets in general or the implementation of any operational strategy that cannot be fully accounted for with respect to the projections herein. Any targets or estimates are therefore subject to a number of important risks, qualifications, limitations and exceptions that could materially and adversely affect SportsMap and the Company's performance. Moreover, actual events are difficult to project and often depend upon factors that are beyond the control of SportsMap and the Company and its affiliates.

2 | ICI

Disclaimer

Financial Information; Non-GAAP Financial Measures

The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, the proxy statement to be filed by SportsMap with the SEC, and such differences may be material. In particular, all ICI projected financial information included herein is preliminary and subject to risks and uncertainties. Any variation between ICI's actual results and the projected financial information included herein may be material.

Some of the financial information and data contained in this Presentation, such as Adjusted EBITDA, has not been prepared in accordance with GAAP. SportsMap and ICI believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating historical or projected operating results and trends in and in comparing ICI's financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and revenue that are required by GAAP to be recorded in ICI's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and revenue items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents historical non-GAAP financial measures in connection with GAAP results. You should review ICI's audited financial statements, which will be included in the proxy statement to be filed by SportsMap. However, not all of the information necessary for a quantitative reconciliation of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures is available without unreasonable efforts at this time.

Additional Information and Where to Find It

This Presentation relates to a proposed transaction between ICI and SportsMap. This Presentation does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. SportsMap intends to file a proxy statement on Form DEF 14A. The proxy statement will be sent to all SportsMap and ICI stockholders. SportsMap also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of SportsMap and ICI are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by SportsMap through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by SportsMap may be obtained free of charge from SportsMap's website at www.sportsmaptech.com or by written request to SportsMap at 5353 West Alabama, Suite 415, Houston, Texas 77056.

Participants in Solicitation

SportsMap and ICI and their respective directors and officers may be deemed to be participants in the solicitation of proxies from SportsMap's stockholders in connection with the proposed transaction. Information about SportsMap's directors and executive officers and their ownership of SportsMap's securities is set forth in SportsMap's filings with the SEC. To the extent that holdings of SportsMap's securities have changed since the amounts printed in SportsMap's proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Trademarks and Trade Names

SportsMap and ICI own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This Presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties' trademarks, service marks, trade names or products in this Presentation is not intended to, and does not imply, a relationship with SportsMap or ICI, or an endorsement or sponsorship by or of SportsMap or the Company. Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in anyway, that SportsMap or ICI will not assert, to the fullest extent under applicable law, their rights or the rights of the applicable licensor to these trademarks, service marks and trade names.

3 | ICI

Transaction Overview

Transaction Summary

SportsMap Tech Acquisition Corp. ("SMAP"), a publicly listed special purpose acquisition corporation with approximately $117 million cash in trust, is expected to merge with Infrared Cameras Holdings, Inc. ("ICI")

Existing ICI shareholders will roll 100% of their equity

Transaction is expected to be funded by a combination of SMAP cash in trust and newly issued SMAP shares

Parties intend to raise proceeds from a PIPE transaction prior to closing of the business combination[1]

Target transaction close expected in the first half of 2023

Valuation

Transaction implies a $143.3 million pro forma enterprise value

Equates to 7.0x 2023E revenue of $20.5 million

Capital Structure

Post-transaction, ~$124 million cash on balance sheet to accelerate growth and strategic opportunities as well as enable significant optionality to enhance profitability

Earnout

Strong incentive structure facilitated by an earnout provision whereby 2.4 million additional shares will be released to ICI based on a share price performance target and 2024E revenue target

Illustrative Pro Forma Ownership


2.8%
44.6%
13.8%
38.8%
SPAC shareholders
Existing ICI shareholders
Sponsor shares
Fees & expenses2

Notes: All post-closing ownership figures and cash figures assume no redemptions by SMAP's public stockholders; all post-closing ownership figures exclude (i) impact of any of SMAP's warrants, earnout or shares issued as stock-based compensation and (ii) any ICI options that convert to SMAP options at closing

1 No PIPE commitments have been secured and there are no assurances that any financing will be raised or what the terms of that financing may be

2 Assumes that in lieu of cash payment, certain transaction fees and expenses are paid in shares of common stock of the new company at close of the business combination

4 ICI

Gary Strahan CEO Peter Baird CFO Our Team 5 Jeff Guida CIO David Gow Chairman & CEO Steve Winch President

Executive Summary

ICI **Overview**

Revenue

$6M 2019 ~3.3x $20M 2023E

Devices & Systems Sold 2020-2022[1]

>9000

Enterprise Customers[2]

75 2019 ~3.1x 232 2022

ICI Combines **Best-in-Class** Thermal Sensing Devices & **Proprietary, State-of-the-Art** Firmware & Software to **Protect Critical Industrial Assets**

Unified Platform for Intelligent Infrared Sensing

Proprietary SaaS Cloud

- Fully-integrated, AI / ML powered cloud-based solution
- Converts localized data into actionable intelligence
- Transitions standalone devices into powerful, scalable network
- Easy-to-use UX & analytics

Leading Sensor Platform

- Industry-leading resolution & accuracy
- Designed for extreme precision
- Proprietary calibration capabilities
- Multiple devices & utility patents

Seamless Service Overlay

- Engineering-driven innovative technical solutions
- High-touch service & support to minimize labor expense & downtime

1 Defined as the approximate number of fixed-mount and handheld thermal camera systems sold between January 2020 and September 2022
2 Defined as Fortune 1000 companies and equivalent government agencies and academic institutions with >$5,000 revenues; 2022 figure includes all customers served between 2020 and 2022

7 | ICI

Investment **Highlights**

Consistent organic growth in core business

Adoption continues to grow across ICI's industrial focus areas

>$16 billion TAM[1]

Under-competed & uncorrelated TAMs that are aligned with ICI's competitive strengths

Exceptional unit economics

Sustainably high gross margins & aggressive shift to SaaS ARR revenue model

Superior sensing thermal technology

Creates actionable intelligence from always-on, high fidelity data stream & seamlessly marries devices & software



Large, diverse blue-chip customer base

Existing relationships provide immediately addressable SaaS opportunity

Full-stack SaaS & sensor solution

Suited for complex & demanding environments where high accuracy is paramount

World class management team

Clarity of vision & track record to capitalize on market opportunity

1 We define our total addressable market ("TAM") as thermal infrared technology applications (devices & software) primarily in the oil & gas, distribution & logistics, manufacturing and utilities end markets in the U.S., where we currently engage and maintain customer relationships. We estimate the TAM in our targeted markets based on a combination of the total number of estimated potential customers in a given market, our expectations regarding the scope of potential use cases for our thermal infrared technology solutions in those markets, our estimates of average selling prices for our products in those markets and the potential opportunity for software solutions to increase the utility of thermal infrared technology solutions. Using this methodology, we estimate that the global TAM in these markets will be approximately $16 billion in 2023.

8 ICI

Thermal Infrared Technology Explained 9 x Infrared radiation is electromagnetic radiation whose wavelength is longer than that of visible light (400 - 700 nm) x Every object gives off thermal radiation, which is energy that can be viewed with an infrared camera x Infrared thermography is the acquisition, storage and analysis of radiated energy using a thermal infrared imaging system Thermal Infrared Technology Overview Key Benefits ICI’s Area of Focus Areas with Great Value Creation Collection of large amounts of thermal data for analysis Continuous monitoring and alerting Will not deface or destroy the product Fast response within milliseconds Pattern observation and evaluation 06 05 04 03 02 Temperature calculations without contact 01

Our Technology 10 Battery Monitoring Pressure Vessel Monitoring Cloud Broad device portfolio paired with Edge + Cloud software creates transformational solutions Methane Leak Detection Belt System Monitoring Edge Software Platform

Redefining the **Market Opportunity**

ICI is positioned to define and tap into multiple large and growing markets

Distribution & Logistics

- ✓ Conveyor system anomaly detection
- ✓ Hot spot detection
- ✓ Process automation
- ✓ Predictive maintenance
- ✓ Failure avoidance



Conveyor System Monitoring

Oil & Gas

- ✓ Gas/liquid leak detection
- ✓ Tank-level and flare monitoring
- ✓ Pipeline leak detection
- ✓ Gas processing safety monitoring



Gas Leak Detect

Manufacturing

- ✓ Power panel monitoring
- ✓ Production motor drives and vehicles
- ✓ Early fire detection
- ✓ Electrified transport battery monitoring



Production failure avoidance

Utilities

- ✓ Arrestor, columns and termination monitoring
- ✓ Transformer leak detection
- ✓ Fault detection
- ✓ Solar field and wind turbine inspection



Utility T&D Monitoring

11 | ICI

Why This Opportunity Exists Now 12 90% price reduction over the last 20 years in the cost of infrared thermal components Sensor size decreases support proliferation of use cases SaaS cloud adaptation enabling complex solutions Introduction of Artificial intelligence & big data Reduction of complexity & connectivity of sensors to products GPS and GIS allow for accurate location & parameter specifications

Translating Commercialization Strategy Into Opportunities 13 Convert Existing Customers & Upsell SaaS Target New Customers Execute on Existing Customer Conversion & Win New Opportunities

Financial Summary

Illustrative Per Unit Economics Support Commercial Strategy 15 Note: Represents 2022E unit economics for new customers; assumes 100% attachment rate from Devices to SaaS device sold a verage selling p rice a verage r evenue per device sold 1 $5,000 $5,000 a verage cost of device gross profit per device $3,000 $2,000 device sold annual SaaS revenue per camera ARR per device 1 $2,500 $2,500 average contract length (years) subscription TCV per device 5 $12,500 Total average gross profit per device SaaS 5 - year ARR per device LTV per device $ 2 ,000 $12,500 $14,500 SaaS Devices and benefit of SaaS attachment

Financial Outlook 16 Gross Margin 47% 53% 69% 69% 69% Notes: Amounts reflected for historical periods were subject to audits performed under AICPA standards and do not conform to Reg ulation S - X; amounts to be included in the proxy statement relating to the transaction may differ as a result of audit to PCAOB standards; Adjusted EBITDA is shown on a secondary axis 1 Reflects ICI estimates for sales of products that were deployed primarily for detection of elevated body temperature in hum ans for protection of public health at the onset and height of the COVID - 19 pandemic 2 Adjusted EBITDA for 2020 and 2021 also favorably impacted by sales of products for biorisk applications 3 See page 23 for a summary of key assumptions underlying ICI’s 2023E forecasts $7.5 $5.8 $75.7 $23.2 $5.6 $83.2 $28.9 $8.4 $20.5 $1.0 $35.3 $5.7 ($1.9) $2.6 2019 2020 2021 2022E 2023E 3 Estimated revenue for non - biorisk applications 1 Estimated revenue for biorisk applications 1 USD in millions Adjusted EBITDA 2

Inventory / “Cash - Free COGS” 17 ▪ ICI has a large inventory balance of finished goods devices and components ▪ Allows for superior delivery times on competitive devices (2 - 3 days vs. 4 - 6 weeks for competitors) ▪ Provides significant flexibility on device pricing and bundling with SaaS (without impact on future cash flows) ▪ Potentially very helpful in generating SaaS sales traction with new customer ▪ Also provides asset underpin to valuation $60.6 $17.0 $4.2 $21.2 Inventory Supplier Deposits Total Potential "Cash-Free COGS" Revenues ICI Inventory and Supplier Deposits USD in millions; as of September 30, 2022 Commentary Note: Assumes 65% GAAP gross margin on sale of existing inventory and supplier deposits 1 Represents supplier deposits held in cash with major component suppliers 1

Transaction Overview

Pro forma capitalization Shares outstanding 25.8 Price per share $10.00 Equity value $257.6 ( - ) Cash to balance sheet $124.3 (+) Debt 1 $10.0 Enterprise value $143.3 Pro forma ownership SPAC shareholders 11.5 Existing ICI shareholders 10.0 Sponsor shares 3.6 Fees & expenses 2 0.7 Total shares 25.8 Proposed Transaction Summary 19 Sources ICI equity rollover $100.0 Cash remaining in trust $117.3 Convertible notes PIPE 1 $10.0 Total sources $227.3 in millions, except per share values Uses ICI equity rollover $100.0 Cash to balance sheet $124.3 Estimated cash fees & expenses $3.0 Total uses $227.3 2.8% 13.8% 38.8% 44.6% Existing ICI shareholders SPAC shareholders Sponsor shares Fees & expenses 2 Notes: All post - closing ownership figures and cash figures assume no redemptions by SMAP's public stockholders; all post - closing ownership figures exclude ( i ) impact of any of SMAP's warrants, earnout or shares issued as stock - based compensation and (ii) any ICI options that convert to SMAP options at closing 1 Assumes the successful completion of a PIPE financing, in the amount of $10M in the form of a private placement of converti ble notes, prior to consummation of the business combination; no PIPE commitments have been secured and there are no assurances that any financing will be secured, or what the terms of that finan cin g may be 2 Assumes that in lieu of cash payment, certain transaction fees and expenses are paid in shares of common stock of the new c omp any at close of the business combination

69% 82% 72% 67% 65% 61% 59% 59% 58% 54% 35% 2022E Comparable Company Benchmarking Analysis 20 Source: S&P Capital IQ as of December 15, 2022 Note: ICI’s 2022E gross margin shown compared to peers’ LTM gross margin due to availability of information Enterprise Value / CY2023E Revenue LTM Gross Margin 7.0x 13.6x 8.4x 8.5x 7.9x 6.5x 5.9x 5.2x 4.6x 4.3x 3.6x Peer Average: 6.9x Peer Average: 61%

143% 15% 10% 7% 5% 5% 4% 4% 2% 0.4% (14%) Peer Average: 4% Comparable Company Benchmarking Analysis 21 Source: S&P Capital IQ as of December 15, 2022 CY2023E Revenue Growth

Appendix

Financial **Model Assumptions**

Included in this Presentation are the Company's estimates of its financial performance for calendar years 2022 through 2023 (the "*Financial Projections*"), based on information known as of the date of this Presentation. The Financial Projections were prepared by the Company's management as a part of its long-term planning process and to provide current and potential investors with the Company's expectations of projected financial performance for their use in evaluating the transaction described in this Presentation.

The underlying assumptions on which the Financial Projections are based require significant judgment. As a result, there can be no assurance that the Financial Projections will be an accurate prediction of future results. Key estimates and assumptions underlying the Financial Projections include the following:

- Revenue Growth: The Company is expected to realize fast-paced, topline growth directly correlated with its planned investment in sales and marketing efforts. The company plans to spend more than a third of the capital it raises on increasing its marketing spend and building out a nationwide sales force as it concentrates on building out its SaaS-enabled, fixed-mount offerings in the marketplace. A failure to be able to hire, retain and educate its salesforce could materially impact growth rates going forward.

- Margin Improvement: The Company is forecasting expanded consolidated gross margins on an annual basis. While some of this benefit is expected to be realized from a reduction in cost of inputs for its key products, the majority of gross margin expansion is expected to be realized from a greater mix of revenue from its newer SaaS offerings, which yield gross margins in excess of pure device sales.

- Operating Expenses: The Company generally anticipates benefits of fixed cost leverage on sales over the duration of its forecast. However, the Company also anticipates material nominal growth in operating expenses, primarily driven by its investment in its sales force, which is expected to lead to significant growth in employee headcount as well as a normalization of research and development spend as a percentage of revenue over time as compared to other SaaS businesses. The Company expects the focus of its research and development build out to be on the continued improvement of its proprietary software offerings.

The Company believes that its operating history provides a reasonable basis for the estimates and assumptions underlying the Financial Projections. Changes in these estimates or assumptions, including assumptions regarding business development, marketing effectiveness and operational efficiency could materially affect the Financial Projections.

As of December 2022, the Financial Projections contained herein continue to represent management's expectations regarding the Company's expected future financial performance.

23 | ICI

Non - GAAP Financial Measures 24 We refer to EBITDA and Adjusted EBITDA in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net (loss) income, as defined by GAAP, is the most ap pro priate earnings measure, we also believe that EBITDA and Adjusted EBITDA are important non - GAAP supplemental measures of operating performance as they contribute to a meaningful evaluation of the Company’s future operating performance and comparisons to the Company's past operating performance. Additionally, we use the se non - GAAP financial measures to make operational and financial decisions as well as in our budgeting and planning process. The Company believes that provi din g these non - GAAP financial measures to investors helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is co nsistent with how management evaluates such performance. We define EBITDA as net (loss) income, as defined by GAAP, before interest expense, provision for income taxes and depreciati on and amortization (including impairment of goodwill). We define Adjusted EBITDA as EBITDA before stock - based compensation expense and the impact, which may r eoccur, of transaction and integration related costs, including management services and consulting agreements entered into in connection with the busine ss combination, and other similar or infrequent items (although we may not have had such charges in the periods presented). We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income (loss) because they provide additional information to evaluate our operating performance on an unleveraged basi s. Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should be viewed in addition to, a nd not be considered as alternatives for, net income (loss) determined in accordance with GAAP. Further, our computations of EBITDA and Adjusted EBITDA may not be co mparable to that reported by other companies that define EBITDA and Adjusted EBITDA differently than we do.

Non - GAAP Reconciliation 25 Adjusted EBITDA Reconciliation USD in millions 2019 2020 2021 2022E 2023E GAAP net income / (loss) $0.9 $32.5 $2.8 ($2.6) ($0.3) (+) Interest expense / (income) – 0.4 0.4 0.1 (0.1) (+) Income tax expense / (benefit) – 1.1 1.1 (1.1) (0.1) (+) Depreciation and amortization (including impairment) 0.1 1.1 0.4 0.3 0.6 EBITDA $1.0 $35.1 $4.7 ($3.3) $0.1 (+) Stock - based compensation – 0.2 1.0 0.6 1.1 (+) One - time transaction costs – – – 0.4 1.2 (+) One - time financial consulting fees – – – 0.4 0.2 Adjusted EBITDA $1.0 $35.3 $5.7 ($1.9) $2.6